SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             _______________________


                                   FORM 8-K/A
                                 AMENDMENT NO. 1

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JANUARY 31, 2005


                                  ADSERO CORP.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


          Delaware                      0-31040                  65-0602729
----------------------------          ------------           -------------------
(State or other jurisdiction          (Commission             (I.R.S. Employer
      of incorporation)               File Number)           Identification No.)


         2101-N Nobel Street, Sainte Julie, Quebec            J3E 1Z8
         -----------------------------------------           ----------
         (Address of principal executive offices)            (Zip Code)


                                 (450) 922-5689
              ----------------------------------------------------
              (Registrant's telephone number, including area code)



              ----------------------------------------------------
              (Former name, former address and former fiscal year,
                          if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 9 FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Teckn-O-Laser Global Inc.

(b) Pro-Forma Financial Information

(c) Exhibits


EXHIBIT NUMBER                        DESCRIPTION

4.1 Certificate of Designation of Registrant creating Series A Special Voting Preferred Stock as filed with the Delaware Secretary of State on January 25, 2005. (1)

4.2       Form of Option Agreement for TOL Canada Employees. (1)

10.1 Share Purchase Agreement dated as of January 2, 2005 among Registrant, YAC Corp., Teckn-O-Laser Company, 3091503 Nova Scotia Company, Teckn-O-Laser Global Company, 3091732 Nova Scotia Company and the Shareholders of Teckn-O-Laser Global Company. (1)

10.2 Series I Exchangeable Shares Voting and Exchange and Support Agreement dated as of January 2, 2005 among Registrant, YAC Corp., 3091732 Nova Scotia Company, 3091503 Nova Scotia Company and the persons holding Exchangeable Shares of 3091503 Nova Scotia Company. (1)

10.3 Series II Exchangeable Shares Voting and Exchange and Support Agreement dated as of January 2, 2005 among Registrant, YAC Corp., 3091732 Nova Scotia Company, 3091503 Nova Scotia Company and the persons holding Exchangeable Shares of 3091503 Nova Scotia Company.
          (1)

10.4 Preferred Share Purchase and Support Agreement dated as of January 2, 2005 among Registrant, YAC Corp., 3091732 Nova Scotia Company, 3091503 Nova Scotia Company and the persons holding Preferred Shares of 3091503 Nova Scotia Company. (1)

10.5 Share Purchase Agreement dated as of January 1, 2005 among Registrant, Teckn-O-Laser Global Inc., and Teckn-O-Laser USA Inc.(1)

10.6 Lock Up Agreement dated as of January 2, 2005 among 9144-6773 Quebec, Inc., 9144-6906 Quebec, Inc., 3091503 Nova Scotia Company, Registrant, YAC Corp., and 3091732 Nova Scotia Company. (1)

10.7 Employment Agreement dated January 31, 2005 among Teckn-O-Laser Company, Alain Lachambre and Registrant. (1)

10.8 Employment Agreement dated January 31, 2005 among Teckn-O-Laser Company, Yvon Leveille and Registrant. (1)

10.9 Loan Agreement dated as of January 26, 2005 among Teckn-O-Laser Company, Registrant, YAC Corp., 3091503 Nova Scotia Company, 3091732 Nova Scotia Company, Teckn-O-Laser Global Company, Teckn-O-Laser USA Inc. and Barrington Bank International Limited.(1)

10.10 Pledge and Security Agreement dated as of January 26, 2005 between Registrant and Barrington Bank International Limited. (1)

10.11 Guaranty Agreement dated as of January 26, 2005 among Registrant, YAC Corp., Teckn-O-Laser USA Inc., and Barrington Bank International Limited. (1)

10.12 Funding and Pay Off Agreement dated as of January 31, 2005 among Teckn-O-Laser Global Company, Teckn-O-Laser Company, Teckn-O-Laser USA Inc., Yvon Leveille, Alain Lachambre, Celine Plourde, Registrant, YAC Corp., 3091732 Nova Scotia Company, 3091503 Nova Scotia Company, Caisse de depot et placement du Quebec, and Barrington Bank International Limited. (1)

10.13 Security Agreement dated as of January 26, 2005 between Registrant and Barrington Bank International Limited. (1)
__________
(1) Previously filed with Registrant's Form 8-K dated January 31, 2005 as filed with the Securities and Exchange Commission on February 4, 2005.

                                    SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly cause this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        ADSERO CORP.



Dated:    June 8, 2005                  By: /s/ William Smith
                                            ------------------------------
                                            Name: William Smith
                                            Title: Secretary, Treasurer,
                                                   Chief Financial Officer

Item 9.01(a) Financial Statements of Teckn-O-Laser Global Inc.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Independent Auditors' Report - Raymond Chabot Grant Thornton LLP ..............6

Comments by Auditors ..........................................................7

Consolidated Earnings for the eight-month periods ended December 31, 2004 and December 31, 2003 (unaudited) and for the twelve-month periods ended
May 1, 2004 and May 3, 2003 (audited) .........................................8

Consolidated Retained Earnings for the eight-month periods ended
December 31, 2004 and December 31, 2003 (unaudited) and for the twelve-
month periods ended May 1, 2004 and May 3, 2003 (audited) .....................9

Consolidated Cash Flows for the eight-month periods ended
December 31, 2004 and December 31, 2003 (unaudited) and for the twelve-
month periods ended May 1, 2004 and May 3, 2003 (audited) ....................10

Consolidated Balance Sheets as of December 31, 2004 (unaudited) and
May 1, 2004 (audited) ........................................................11

Notes to Consolidated Interim Financial Statements ........................12-28

                    AUDITORS' REPORT


                    To the Directors of
                    Teckn-0-Laser Global Inc.


                    We have audited the consolidated balance sheets of Teckn-0-Laser Global Inc. as at May 1, 2004 and the consolidated statements of earnings, retained earnings and cash flows for the twelve-month years ended May 1, 2004 and May 3, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

                    We conducted our audits in accordance with Canadian generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

                    In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Company as at May 1, 2004 and the results of its operations and its cash flows for the twelve-month years ended May 1, 2004 and May 3, 2003, in accordance with Canadian generally accepted accounting principles.


                    /s/ Raymond Chabot Grant Thornton LLP

                    Chartered Accountants

                    Montreal, Canada
                    February 18, 2005

                    COMMENTS BY AUDITORS
                    For U.S. Readers
                    on Canada-U.S. Reporting Differences


                    In the United States of America, reporting standards for auditors require the addition of an explanatory paragraph (following the opinion paragraph) when there is a change in accounting principles that has a material effect on the comparability of the Company's financial statements such as the changes described in Note 2 to consolidated financial statements. Our report to the directors dated February 18, 2005 is expressed in accordance with Canadian reporting standards which do not require a reference to such changes in accounting principles in the auditors' report when the changes are properly accounted for and adequately disclosed in the consolidated financial statements.


                    /s/ Raymond Chabot Grant Thornton LLP

                    Chartered Accountants

                    Montreal, Canada
                    February 18, 2005

TECKN-O-LASER GLOBAL INC.
CONSOLIDATED EARNINGS
(in Canadian dollars)
_______________________________________________________________________________________________________________________
                                                      Eight-month period ended                 Twelve-month years
                                                            December 31                              ended
                                                   ------------------------------        ------------------------------
                                                      2004                2003           May 1, 2004        May 3, 2003
                                                   -----------        -----------        -----------        -----------
                                                   (unaudited)        (unaudited)         (audited)          (audited)
                                                             $                  $                  $                  $
SALES ......................................        24,529,759         24,560,290         37,538,400         34,947,628
                                                   -----------        -----------        -----------        -----------

Cost of goods sold
   Finished goods, beginning of period .....         1,796,744          1,459,714          1,459,714            790,915
   Purchase of finished goods ..............                 -                  -                  -          2,654,697
   Manufacturing cost ......................        18,899,184         20,169,957         29,355,816         24,225,415
                                                   -----------        -----------        -----------        -----------
                                                    20,695,928         21,629,671         30,815,530         27,671,027
   Finished goods, end of period ...........         2,164,087          2,492,514          1,796,744          1,459,714
                                                   -----------        -----------        -----------        -----------
                                                    18,531,841         19,137,157         29,018,786         26,211,313
                                                   -----------        -----------        -----------        -----------
Gross profit ...............................         5,997,918          5,423,133          8,519,614          8,736,315
                                                   -----------        -----------        -----------        -----------

Selling expenses ...........................         3,705,528          3,515,136          5,367,042          5,121,269
Administrative expenses ....................         2,710,443          2,594,284          3,804,897          2,581,166
Research and development expenses (Note 5) .           148,424            111,298            165,358            274,335
Amortization of goodwill ...................                 -                  -                  -             61,200
                                                   -----------        -----------        -----------        -----------
                                                     6,564,395          6,220,718          9,337,297          8,037,970
                                                   -----------        -----------        -----------        -----------
Operating income (loss) ....................          (566,477)          (797,585)          (817,683)           698,345
Financial expenses .........................           283,016            527,183            821,958            479,523
                                                   -----------        -----------        -----------        -----------
Earnings (loss) before income taxes ........          (849,493)        (1,324,768)        (1,639,641)           218,822
                                                   -----------        -----------        -----------        -----------
Income taxes
   Current (recovered) .....................          (229,876)          (339,456)          (403,708)            55,039
   Future ..................................            15,863            (54,971)           (67,370)             9,553
                                                   -----------        -----------        -----------        -----------
                                                      (214,013)          (394,427)          (471,078)            64,592
                                                   -----------        -----------        -----------        -----------
NET EARNINGS (LOSS) ........................          (635,480)          (930,341)        (1,168,563)           154,230
                                                   ===========        ===========        ===========        ===========

_______________________________________________________________________________________________________________________

The accompanying notes are an integral part of the consolidated financial statements.

                                                           8

TECKN-O-LASER GLOBAL INC.
CONSOLIDATED RETAINED EARNINGS
(in Canadian dollars)
_______________________________________________________________________________________________________________________
                                                      Eight-month period ended                 Twelve-month years
                                                            December 31                              ended
                                                   ------------------------------        ------------------------------
                                                      2004                2003           May 1, 2004        May 3, 2003
                                                   -----------        -----------        -----------        -----------
                                                   (unaudited)        (unaudited)         (audited)          (audited)
                                                             $                  $                  $                  $
Retained earnings (deficit),
beginning of year ..........................          (556,241)           612,322            612,322            458,092
Net earnings (loss) ........................          (635,480)          (930,341)        (1,168,563)           154,230
                                                   -----------        -----------        -----------        -----------
Retained earnings (deficit), end of year ...        (1,191,721)          (318,019)          (556,241)           612,322
                                                   ===========        ===========        ===========        ===========

_______________________________________________________________________________________________________________________

The accompanying notes are an integral part of the consolidated financial statements.

                                                           9

TECKN-O-LASER GLOBAL INC.
CONSOLIDATED CASH FLOWS
(in Canadian dollars)
_______________________________________________________________________________________________________________________
                                                      Eight-month period ended                 Twelve-month years
                                                            December 31                              ended
                                                   ------------------------------        ------------------------------
                                                      2004                2003           May 1, 2004        May 3, 2003
                                                   -----------        -----------        -----------        -----------
                                                   (unaudited)        (unaudited)         (audited)          (audited)
                                                             $                  $                  $                  $
OPERATING ACTIVITIES
Net earnings (loss) ........................          (635,480)          (930,341)        (1,168,563)           154,230
Non-cash items
  Amortization of property, plant and
   equipment ...............................           491,281            452,030            730,522            615,141
  Amortization of goodwill .................                 -                  -                  -             61,200
  Amortization of deferred financing costs .             3,163                  -              4,745              4,740
  Future income taxes ......................            15,863            (54,971)           (67,370)             9,553
  Changes in working capital items (Note 6)            394,051         (1,755,548)           214,446           (124,701)
                                                   -----------        -----------        -----------        -----------
Cash flows from operating activities .......           268,878         (2,288,830)          (286,220)           720,163
                                                   -----------        -----------        -----------        -----------

INVESTING ACTIVITIES
Property, plant and equipment and cash
flows from investing activities ............          (360,714)          (708,146)          (876,130)        (1,650,115)
                                                   -----------        -----------        -----------        -----------

FINANCING ACTIVITIES
Deferred financing costs ...................          (192,000)                 -                  -                  -
Bank loan ..................................           313,608            939,007            970,007            647,385
Mortgage loan ..............................                 -          3,000,000          3,000,000            125,000
Term loan ..................................            60,522                  -                  -          1,000,000
Repayment of long-term debt ................          (341,304)        (2,442,187)        (2,586,145)          (469,000)
Redemption of class "B" preferred shares ...                 -                  -                  -           (100,000)
                                                   -----------        -----------        -----------        -----------
Cash flows from financing activities .......          (159,174)         1,496,820          1,383,862          1,203,385
                                                   -----------        -----------        -----------        -----------
NET INCREASE (DECREASE) IN CASH ............          (251,010)        (1,500,156)           221,512            273,433
Cash, beginning of period ..................           297,158             75,646             75,646           (197,787)
                                                   -----------        -----------        -----------        -----------
Cash, end of period ........................            46,148         (1,424,510)           297,158             75,646
                                                   ===========        ===========        ===========        ===========

_______________________________________________________________________________________________________________________

The accompanying notes are an integral part of the consolidated financial statements.

                                                           10

TECKN-O-LASER GLOBAL INC.
CONSOLIDATED BALANCE SHEETS
December 31, 2004 and May 1, 2004
(in Canadian dollars)
________________________________________________________________________________

                                                  December 31,         May 1,
                                                     2004               2004
                                                  -----------       -----------
                                                  (unaudited)        (audited)
                                                            $                 $
ASSETS
Current assets
  Cash .....................................           46,148           297,158
  Accounts receivable (Note 7) .............        4,598,470         4,944,299
  Income taxes receivable ..................          945,267           640,868
  Inventories (Note 8) .....................        4,006,016         3,710,616
  Prepaid expenses .........................          182,695           121,813
  Future income taxes ......................          129,000           158,000
                                                  -----------       -----------
                                                    9,907,596         9,872,754
Property, plant and equipment (Note 9) .....        5,268,105         5,323,999
Deferred financing costs ...................          197,936             9,099
Goodwill ...................................          551,392           551,392
Future income taxes ........................          282,546           259,409
                                                  -----------       -----------
                                                   16,207,575        16,016,653
                                                  ===========       ===========

LIABILITIES
Current liabilities
  Bank loan (Note 10) ......................        3,211,000         2,897,392
  Accounts payable and accrued liabilities .        7,013,405         6,304,502
  Instalments on long-term debt ............        1,496,932           882,996
                                                  -----------       -----------
                                                   11,721,337        10,084,890
Long-term debt (Note 11) ...................        3,022,914         3,842,959
Retractable common shares (Note 12) ........                -         1,500,000
Future income taxes ........................          324,000           314,000
                                                  -----------       -----------
                                                   15,068,251        15,741,849
                                                  -----------       -----------
SHAREHOLDERS' EQUITY
Capital stock (Note 12) ....................        2,331,045           831,045
Deficit ....................................       (1,191,721)         (556,241)
                                                  -----------       -----------
                                                    1,139,324           274,804
                                                  -----------       -----------
                                                   16,207,575        16,016,653
                                                  ===========       ===========
________________________________________________________________________________

The accompanying notes are an integral part of the consolidated financial statements.

TECKN-O-LASER GLOBAL INC.
NOTES TO CONSOLIDATED INTERIM FINANCIAL STATEMENTS
(in Canadian dollars)
________________________________________________________________________________


1 - GOVERNING STATUTES AND NATURE OF OPERATIONS

The Company, incorporated under the Canada Business Corporations Act, is a recycler, principally of laser print cartridges. Its fiscal year-end corresponds to the Saturday that falls closest to April 30.

The Company carried out its activities through its wholly-owned subsidiaries, Teckn-O-Laser Inc. and Tecknolaser USA Inc.

2 - CHANGE IN ACCOUNTING POLICIES

YEAR ENDED MAY 1, 2004

GOODWILL

The Company adopted the recommendations of CICA Handbook Section 3062 relating to accounting for goodwill and other intangible assets on a prospective basis. Under the new recommendations, goodwill and other intangible assets deemed to have an indefinite life are no longer amortized. These assets are tested for impairment annually, or more frequently if events or changes in circumstances indicate that the assets might be impaired. During the year, the Company finalized its impairment test and determined that it was not necessary to recognize an impairment loss.

3 - ACCOUNTING POLICIES

BASIS OF PRESENTATION

The consolidated financial statements are prepared in accordance with Canadian generally accepted accounting principles (Canadian GAAP). As explained in Note 16, these accounting principles differ significantly, in some respects, from the accounting policies and practices which the Company would have followed if these consolidated financial statements had been prepared in accordance with United States generally accepted accounting principles (US GAAP). The Company's principal policies are set out below:

ACCOUNTING ESTIMATES

The preparation of financial statements in accordance with Canadian generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts recorded in the financial statements and notes to financial statements. These estimates are based on management's best knowledge of current events and actions that the Company may undertake in the future. Actual results may differ from those estimates.

PRINCIPLES OF CONSOLIDATION

The consolidated financial statements include the accounts of the Company and its subsidiaries, Teckn-O-Laser Inc. and Tecknolaser USA Inc.

TECKN-O-LASER GLOBAL INC.
NOTES TO CONSOLIDATED INTERIM FINANCIAL STATEMENTS
(in Canadian dollars)
________________________________________________________________________________


3 - ACCOUNTING POLICIES (CONTINUED)

REVENUE RECOGNITION

The Company recognizes revenue when there is convincing evidence of an agreement, delivery has occurred and title and risk of loss have been transferred to the customer, the sales price is fixed or determinable, and collectibility is probable.

The Company records estimated reductions to sales at the time of sale for a sales incentive program including volume-based rebates. Estimated reductions in sales are based upon agreement and other known factors at the time of sale.

The Company offers rights of return to its customers on sales of products. When the Company recognizes revenue for the sale, an allowance for returns based upon the Company's historical experience and management assumptions is provided.

A liability for the estimated product warranty related cost is established at the time revenue is recognized and is included in accrued liabilities. Estimates for accrued product warranty cost are based on historical experience, and are affected by ongoing product failure rates, specific product class failures outside of the baseline experience, material usage and service delivery costs incurred in correcting a product failure.

INVENTORY VALUATION

Finished goods are valued at the lower of cost and net realizable value. Cost is determined by the standard cost method.

Raw materials are valued at the lower of cost and replacement cost. Cost is determined by the standard cost method.

RESEARCH AND DEVELOPMENT EXPENSES AND TAX CREDITS

Research and development expenses are charged to earnings as they are incurred. However, development expenses are deferred when they meet generally accepted criteria to the extent that their recovery can reasonably be regarded as assured.

Research and development tax credits are accounted for as a reduction of the research and development costs during the year in which the costs are incurred, provided that the Company is reasonably certain that the credits will be received. The research and development tax credits must be examined and approved by the tax authorities and it is possible that the amounts granted will differ from the amounts recorded.

TECKN-O-LASER GLOBAL INC.
NOTES TO CONSOLIDATED INTERIM FINANCIAL STATEMENTS
(in Canadian dollars)
________________________________________________________________________________


3 - ACCOUNTING POLICIES (CONTINUED)

AMORTIZATION

Property, plant and equipment are amortized over their estimated useful lives according to the following methods, annual rates and periods:

                                                                       Rates and
                                                        Methods         periods
                                                     -------------     ---------
Building                                               Diminishing
                                                           balance           5%
Parking lot                                            Diminishing
                                                           balance           8%
Computer equipment                                     Diminishing
                                                           balance          30%
Computer software - Axapta                           Straight-line      7 years
Furniture, fixtures, shop equipment and research       Diminishing
and development equipment                                  balance          20%
Plant equipment                                        Diminishing
                                                           balance          10%
Automotive equipment                                   Diminishing
                                                           balance          25%
Leasehold improvements                               Straight-line      5 years
Assets under capital leases
   Computer equipment                                Straight-line      3 years
   Automotive equipment                              Straight-line      5 years

Deferred financing costs are primarily composed of professional fees and bank charges relating to the negotiation of a financing structure for the coming year. Deferred financing costs are amortized on a straight-line basis over the financing term.

GOODWILL

Goodwill represents the excess of the cost of acquired enterprises over the net of the amounts assigned to assets acquired and liabilities assumed. Goodwill is not amortized. It is tested for impairment annually, or more frequently if events or changes in circumstances indicate that it is impaired. Goodwill is allocated to a reporting unit and any potential goodwill impairment is identified by comparing the carrying amount of a reporting unit with its fair value. If any potential impairment is identified, it is quantified by comparing the carrying amount of goodwill to its fair value. The fair value of a reporting unit is calculated using discounted cash flows.

TECKN-O-LASER GLOBAL INC.
NOTES TO CONSOLIDATED INTERIM FINANCIAL STATEMENTS
(in Canadian dollars)
________________________________________________________________________________


3 - ACCOUNTING POLICIES (CONTINUED)

The following table presents the matching of net earnings (loss) as reported for the prior year and corresponding information recalculated as a result of applying new standards on goodwill:

                                                      Eight-month period ended                 Twelve-month years
                                                            December 31                              ended
                                                   ------------------------------        ------------------------------
                                                      2004                2003           May 1, 2004        May 3, 2003
                                                   -----------        -----------        -----------        -----------
                                                   (unaudited)        (unaudited)         (audited)          (audited)
                                                             $                  $                  $                  $
Net earnings (loss) ........................          (635,480)          (930,341)        (1,168,563)           154,230
Add: amortization of goodwill ..............                 -                  -                  -             61,200
                                                   -----------        -----------        -----------        -----------
Adjusted net earnings (loss) ...............          (635,480)          (930,341)        (1,168,563)           215,430
                                                   ===========        ===========        ===========        ===========

INCOME TAXES

The Company uses the liability method of accounting for income taxes. Under this method, future income tax assets and liabilities are determined according to differences between the carrying amounts and tax bases of assets and liabilities. They are measured by applying enacted or substantively enacted tax rates and laws at the date of the financial statements for the years in which the temporary differences are expected to reverse.

FOREIGN CURRENCY TRANSLATION

The Company's reporting and functional currency is the Canadian dollar. Monetary assets and liabilities denominated in foreign currency of corporations whose activities are carried out in Canada and the integrated American subsidiary are translated at the exchange rate in effect at the balance sheet date, whereas other assets and liabilities are translated at exchange rates in effect at transaction dates. Revenue and expenses in foreign currency are translated at the average rate in effect during the year, with the exception of amortization, which is translated at the historical rate. Gains and losses are included in the earnings for the year.

TECKN-O-LASER GLOBAL INC.
NOTES TO CONSOLIDATED INTERIM FINANCIAL STATEMENTS
(in Canadian dollars)
________________________________________________________________________________


4 - INFORMATION INCLUDED IN THE CONSOLIDATED STATEMENT OF EARNINGS AND RELATED
    PARTY TRANSACTIONS

                                                      Eight-month period ended                 Twelve-month years
                                                            December 31                              ended
                                                   ------------------------------        ------------------------------
                                                      2004                2003           May 1, 2004        May 3, 2003
                                                   -----------        -----------        -----------        -----------
                                                   (unaudited)        (unaudited)         (audited)          (audited)
                                                             $                  $                  $                  $
Amortization of property, plant and
 equipment .................................           491,281            452,030            730,522            615,141
Interest and bank charges ..................           291,897            322,054            487,179            147,499
Interest on long-term debt
  Shareholder (a) ..........................            66,000             66,000             99,000            121,000
  Others ...................................           133,965            140,805            240,031            221,377
Gain (loss) on foreign currency
 transactions ..............................           208,846                 --                 --                 --
Amortization of deferred financing costs ...             3,163                 --              4,745              4,740

(a) These transactions were concluded in the normal course of operations and are measured at the exchange amount, which is the amount established and accepted by the parties.

5 - RESEARCH AND DEVELOPMENT EXPENSES

The following research and development expenses and related tax credits are included in the consolidated statement of earnings:

                                                      Eight-month period ended                 Twelve-month years
                                                            December 31                              ended
                                                   ------------------------------        ------------------------------
                                                      2004                2003           May 1, 2004        May 3, 2003
                                                   -----------        -----------        -----------        -----------
                                                   (unaudited)        (unaudited)         (audited)          (audited)
                                                             $                  $                  $                  $
Research and development expenses ..........           268,424            225,964            335,720            475,168
Less: tax credits ..........................          (120,000)          (114,666)          (170,362)          (200,833)
                                                   -----------        -----------        -----------        -----------
                                                       148,424            111,298            165,358            274,335
                                                   ===========        ===========        ===========        ===========

TECKN-O-LASER GLOBAL INC.
NOTES TO CONSOLIDATED INTERIM FINANCIAL STATEMENTS
(in Canadian dollars)
________________________________________________________________________________


6 - INFORMATION INCLUDED IN THE CONSOLIDATED STATEMENT OF CASH FLOWS

The changes in working capital items are detailed as follows:

                                                      Eight-month period ended                 Twelve-month years
                                                            December 31                              ended
                                                   ------------------------------        ------------------------------
                                                      2004                2003           May 1, 2004        May 3, 2003
                                                   -----------        -----------        -----------        -----------
                                                   (unaudited)        (unaudited)         (audited)          (audited)
                                                             $                  $                  $                  $
Accounts receivable ........................           345,829            (86,541)          (756,755)          (291,123)
Income taxes receivable ....................          (304,399)          (124,024)          (480,595)           (10,844)
Inventories ................................          (295,400)        (1,309,932)           (49,999)          (933,456)
Prepaid expenses ...........................           (60,882)           138,712            147,527           (240,686)
Deposits ...................................                 -                  -                  -             55,704
Accounts payable and accrued liabilities ...           708,903           (335,086)         1,392,945          1,257,027
Deferred rental income .....................                 -            (38,677)           (38,677)            38,677
                                                   -----------        -----------        -----------        -----------
                                                       394,051         (1,755,548)           214,446           (124,701)
                                                   ===========        ===========        ===========        ===========

Cash flows relating to interest and income taxes on operating activities are detailed as follows:

                                                      Eight-month period ended                 Twelve-month years
                                                            December 31                              ended
                                                   ------------------------------        ------------------------------
                                                      2004                2003           May 1, 2004        May 3, 2003
                                                   -----------        -----------        -----------        -----------
                                                   (unaudited)        (unaudited)         (audited)          (audited)
                                                             $                  $                  $                  $
Interest paid ..............................           491,862            452,030            826,210            489,876
Income taxes paid ..........................            74,523                 --             76,887             65,883


7 - ACCOUNTS RECEIVABLE

                                                  December 31,         May 1,
                                                     2004               2004
                                                  -----------       -----------
                                                  (unaudited)        (audited)
                                                            $                 $
Trade accounts .............................        4,456,917         4,870,262
Sales taxes receivable .....................          105,234                 -
Other ......................................           36,319            74,037
                                                  -----------       -----------
                                                    4,598,470         4,944,299
                                                  ===========       ===========

(a) As at December 31, 2004, amounts owing from one customer represent 14% of total trade accounts. Moreover, three customers represent approximately 35% of total sales.

TECKN-O-LASER GLOBAL INC.
NOTES TO CONSOLIDATED INTERIM FINANCIAL STATEMENTS
(in Canadian dollars)
________________________________________________________________________________


8 - INVENTORIES
                                                   December 31,         May 1,
                                                     2004               2004
                                                  -----------       -----------
                                                  (unaudited)        (audited)
                                                            $                 $
Finished goods .............................        2,164,087         1,796,744
Raw materials ..............................        1,841,929         1,913,872
                                                  -----------       -----------
                                                    4,006,016         3,710,616
                                                  ===========       ===========


9 - PROPERTY, PLANT AND EQUIPMENT

                                                    December 31, 2004
                                         ---------------------------------------
                                                       (unaudited)

                                                       Accumulated
                                            Cost       amortization       Net
                                         ---------     ------------    ---------
                                                 $              $              $
Land ..............................        385,320              -        385,320
Building ..........................      2,454,732        387,244      2,067,488
Parking lot .......................        251,982         40,256        211,726
Computer equipment ................      2,123,405      1,484,212        639,193
Computer software - Axapta ........        899,213        151,050        748,163
Furniture and fixtures ............        483,404        294,527        188,877
Shop equipment ....................        179,391        147,089         32,302
Plant equipment ...................      1,257,342        586,377        670,965
Automotive equipment ..............        180,837        111,113         69,724
Leasehold improvements ............        867,265        745,434        121,831
Research and development equipment          91,346         69,386         21,960
Assets under capital leases
  Computer equipment ..............         30,200          6,644         23,556
  Automotive equipment (a) ........        102,573         15,573         87,000
                                         ---------      ---------      ---------
                                         9,307,010      4,038,905      5,268,105
                                         =========      =========      =========

TECKN-O-LASER GLOBAL INC.
NOTES TO CONSOLIDATED INTERIM FINANCIAL STATEMENTS
(in Canadian dollars)
________________________________________________________________________________


9 - PROPERTY, PLANT AND EQUIPMENT (CONTINUED)

                                                       May 1, 2004
                                         ---------------------------------------
                                                        (audited)

                                                       Accumulated
                                            Cost       amortization       Net
                                         ---------     ------------    ---------
Land ..............................        385,320              -        385,320
Building ..........................      2,454,732        315,951      2,138,781
Parking lot .......................        251,982         28,327        223,655
Computer equipment ................      2,007,416      1,337,657        669,759
Computer software - Axapta ........        794,257         68,519        725,738
Furniture and fixtures ............        424,649        268,729        155,920
Shop equipment ....................        177,535        142,243         35,292
Plant equipment ...................      1,178,184        527,111        651,073
Automotive equipment ..............        180,837         97,165         83,672
Leasehold improvements ............        867,265        693,299        173,966
Research and development equipment          91,346         66,008         25,338
Assets under capital leases
  Computer equipment ..............         30,200            755         29,445
  Automotive equipment ............         27,900          1,860         26,040
                                         ---------      ---------      ---------
                                         8,871,623      3,547,624      5,323,999
                                         =========      =========      =========

(a) During the year, the Company acquired automotive equipment for a total cost of $74,673 by way of capital lease.


10 - BANK LOAN

The authorized bank loan for an amount of $3,000,000, a special revolving credit for an amount of $500,000, the exchange line of credit for an amount of US$250,000 and the electronic fund transfer risk for an authorized amount of $200,000 are secured by a first ranking movable hypothec for an amount of $5,000,000 on all present and future book debts and inventories. The loan bears interest at the bank's Canadian prime rate plus 1% (5.25% as at December 31, 2004; 4.25% at May 1, 2004) and is renewable annually. The special revolving credit bears interest at the Canadian base rate plus 1.5% (5.75% as at December 31, 2004; 4.25% as at May 1, 2004) and is renewable annually. The Company is required to respect certain covenants (see Note 11 (c)).

TECKN-O-LASER GLOBAL INC.
NOTES TO CONSOLIDATED INTERIM FINANCIAL STATEMENTS
(in Canadian dollars)
________________________________________________________________________________


11 - LONG-TERM DEBT

                                                                                          December 31,        May 1,
                                                                      Current portion         2004             2004
                                                                      ---------------     ------------     ------------
                                                                        (unaudited)        (unaudited)       (audited)
                                                                                  $                  $                $
Debenture to a shareholder, secured by a movable hypothec on the universality of property, 11 %, redeemable in annual instalments of $200,000 starting in May 2003, and a final instalment of
$500,000 in May 2006 (a) .............................................      600,000            900,000          900,000

Mortgage loan, secured by the land and the building and present and future movables incorporated in the building and all revenues produced by the building, bank prime rate plus 0.25% (6.5% as at
December 31, 2004; 7% at May 2004), payable in monthly
instalments of $16,750, maturing in May 2006 (b) .....................      201,000          2,814,000        2,948,000

Term loan, secured by automotive equipment, 6.65%, payable in
monthly instalments of $1,500, maturing in November 2006 (c) .........      124,500            124,500          136,500

Term loan, secured by a movable hypothec on all present and
future furniture, fixtures and equipment, Canadian prime rate plus 1% (5.25% as at December 31, 2004; 4.75% at May 1, 2004),
payable in monthly instalments of $20,833, maturing in January
2007 (c) .............................................................      520,833            520,833          687,500

Obligations under capital leases, interest rates varying between
6.52% and 10%, payable in monthly instalments, maturing at
various dates until April 2009 .......................................       27,550            110,313           53,955

Term loans, without interest, payable in monthly instalments of
$1,921, maturing on various dates until August 2008 ..................       23,049             50,200                -
                                                                      ---------------     ------------     ------------
                                                                                             4,519,846        4,725,955

 Instalments due within one year .....................................    1,496,932          1,496,932          882,996
                                                                                          ------------     ------------
                                                                                             3,022,914        3,842,959
                                                                      ===============     ============     ============

(a) In connection with an agreement reached with a shareholder, the debenture will be repaid during the coming year for a total consideration of $600,000.

(b) The Company is required to comply with certain financial ratios under the terms of the mortgage loan. As at December 31, 2004, the Company is not in compliance with these financial ratios. The creditor has waived the non-compliance with respect to the ratio requirements. The Company has reached an agreement with the creditor to repay the mortgage loan no later than May 31, 2006.

(c) The Company is required to comply with certain financial ratios under the terms of the bank loan and the term loans. As at December 31, 2004, the Company is not in compliance with these financial ratios. Since some of the creditors' requirements are not being met by the Company, an additional $377,333 has been classified as short term.

TECKN-O-LASER GLOBAL INC.
NOTES TO CONSOLIDATED INTERIM FINANCIAL STATEMENTS
(in Canadian dollars)
________________________________________________________________________________


11 - LONG-TERM DEBT (CONTINUED)

If all of the ratios had been respected by the Company, the instalments on long-term debt for the next years would be as follows:

                                                       Obligations
                                                      under capital      Other
                                                         leases          loans
                                                      -------------    ---------
                                                               $               $
2005 ................................................     35,028       1,092,049
2006 ................................................     35,028         876,237
2007 ................................................     25,355         230,247
2008 ................................................     27,010         201,000
2009 ................................................      5,927         201,000
2010 and subsequent years ...........................          -       1,809,000
                                                         -------
Total minimum lease payments ........................    128,348
Financial expenses included in minimum lease payments     18,035
                                                         -------
                                                         110,313
                                                         =======

12 - CAPITAL STOCK

AUTHORIZED

Unlimited number of shares

     Common shares, voting and participating

     Class "A" preferred shares, non-voting, 7% non-cumulative dividend, ranking prior to class "D" preferred shares, redeemable or retractable at the paid-up capital amount plus a premium equal to the difference between the amount paid and the fair market value

     Class "B" preferred shares, non-voting, 7% non-cumulative dividend, ranking prior to class "D" preferred shares, redeemable at the paid-up capital amount on issuance

     Class "C" preferred shares, non-voting, 7% cumulative and preferential dividend, redeemable at the paid-up capital amount on issuance

     Class "D" preferred shares, voting, 6.75% non-cumulative dividend, redeemable at the paid-up capital amount on issuance

     Class "E" preferred shares, 7% cumulative, redeemable at the paid-up capital amount plus unpaid accrued dividends and a premium equal to 7% of the paid-up capital amount per share multiplied by the number of years between the issuance date and the redemption date with mandatory redemption on July 31 of each year, based on certain terms and conditions which the Company is required to respect. All these shares must have been redeemed prior to the redemption of shares in any other class

TECKN-O-LASER GLOBAL INC.
NOTES TO CONSOLIDATED INTERIM FINANCIAL STATEMENTS
(in Canadian dollars)
________________________________________________________________________________


12 - CAPITAL STOCK (CONTINUED)
                                                  December 31,         May 1,
                                                     2004               2004
                                                  -----------       -----------
                                                  (unaudited)        (audited)
ISSUED AND FULLY PAID                                       $                 $
8,000 common shares (6,000 in May 1, 2004) .        1,875,045           375,045
456,000 class "B" preferred shares .........          456,000           456,000
                                                  -----------       -----------
                                                    2,331,045           831,045
                                                  ===========       ===========
2,000 retractable common shares classified
 as liabilities (a) ........................               --         1,500,000
                                                  ===========       ===========

(a) Pursuant to a unanimous shareholders' agreement, the Company granted options to one of its shareholders entitling the shareholder, at the holder's option, to redeem the common shares (2,000 shares) held in the Company as of July 1, 2006 or in the event of a change of control of the Company.

     During the period ended December 31, 2004, the Company's shareholders cancelled the shareholders' agreement. This change led to the reclassification in shareholders' equity of the retractable common shares which had previously been presented under liabilities. The effect of this change was a decrease in liabilities and an increase in capital stock of $1,500,000 each.

13 - FINANCIAL INSTRUMENTS

FAIR VALUE OF FINANCIAL INSTRUMENTS

The following methods and assumptions were used to determine the estimated fair value of each class of financial instruments.

-    Short-term financial instruments:

     The fair value of short-term financial assets and liabilities approximates the carrying amount given that they will mature shortly.

-    Long-term debt:

     The fair value of long-term debt, excluding the debenture, the term loan without interest and obligations under capital leases, is equivalent to the carrying amount since most of the debt bears interest at a rate based on the market rate.

     Furthermore, the fair value of obligations under capital leases is equal to the carrying amount given that the majority of the contracts have been signed during the previous year.

     The fair value of the debenture could not be determined since it is practically impossible to find financial instruments on the market having substantially the same economic characteristics.

     The fair value of the other long-term loans is equivalent to their carrying amount.

TECKN-O-LASER GLOBAL INC.
NOTES TO CONSOLIDATED INTERIM FINANCIAL STATEMENTS
(in Canadian dollars)
________________________________________________________________________________


13 - FINANCIAL INSTRUMENTS (CONTINUED)

EXCHANGE RISK

The Company is exposed to foreign exchange risk due to cash and cash equivalents, accounts receivable and accounts payable denominated in U.S. dollars. As at December 31, 2004, assets denominated in U.S. dollars consisting of cash and cash equivalents and accounts receivable totaled US$3,038,000 (US$3,057,000 as at May 1, 2004) and accounts payable denominated in U.S. dollars totaled US$3,916,000 (US$3,550,000 as at May 1, 2004).

The Company does not use derivative instruments to reduce its exchange risk.

14 - COMMITMENTS

The Company has entered into long-term lease agreements expiring at various dates until August 2008 which call for lease payments of $485,900 for the rental of buildings and equipment. Minimum lease payments for the next years are $225,908 in 2005, $164,101 in 2006 and $95,891 in 2007.

15 - SUBSEQUENT EVENT

On January 1, 2005, the Company was reorganized, which resulted in all of its shares being transferred to a new company: Teckn-O-Laser Global Company. Following the transfer, the Company was wound-up in its new parent company. The new company was taken over by a public company, Adsero Corp. (USA).

16 - GENERALLY ACCEPTED ACCOUNTING PRINCIPLES IN CANADA AND THE UNITED STATES

The consolidated financial statements have been prepared in accordance with Canadian GAAP, which differ in certain material respects from the principles and practices that the Company would have followed if its consolidated financial statements had been prepared in accordance with US GAAP.

TECKN-O-LASER GLOBAL INC.
NOTES TO CONSOLIDATED INTERIM FINANCIAL STATEMENTS
(in Canadian dollars)
________________________________________________________________________________


16 - GENERALLY ACCEPTED ACCOUNTING PRINCIPLES IN CANADA AND THE UNITED STATES
     (CONTINUED)

A)   CONSOLIDATED FINANCIAL STATEMENTS

     The adjustments to comply with US GAAP would be as follows:

     CONSOLIDATED STATEMENT OF EARNINGS

                                                      Eight-month period ended                 Twelve-month years
                                                            December 31                              ended
                                                   ------------------------------        ------------------------------
                                                      2004                2003           May 1, 2004        May 3, 2003
                                                   -----------        -----------        -----------        -----------
                                                   (unaudited)        (unaudited)         (audited)          (audited)
                                                             $                  $                  $                  $
Net earnings (loss) as per Canadian GAAP ...          (635,480)          (930,341)        (1,168,563)           154,230
Amortization of goodwill (b) ...............                --                 --                 --             61,200
                                                   -----------        -----------        -----------        -----------
Net earnings (loss) as per US GAAP (a) .....          (635,480)          (930,341)        (1,168,563)           215,430
                                                   ===========        ===========        ===========        ===========

TECKN-O-LASER GLOBAL INC.
NOTES TO CONSOLIDATED INTERIM FINANCIAL STATEMENTS
(in Canadian dollars)
________________________________________________________________________________


16 - GENERALLY ACCEPTED ACCOUNTING PRINCIPLES IN CANADA AND THE UNITED STATES
     (CONTINUED)

     The consolidated balance sheet items, adjusted to comply with US GAAP, would have been as follows:


                        December 31, 2004                            May 1, 2004
                        -----------------------------------------    -------------------------------------
                          As per                        As per        As per                      As per
                          GAAP in                         US          GAAP in                       US
                          Canada       Adjustments       GAAP         Canada      Adjustments      GAAP
                        -----------    -----------    -----------    ---------    -----------    ---------
                        (unaudited)                   (unaudited)    (audited)                   (audited)
                                  $         $                   $            $         $                 $
ASSETS
Goodwill .............      551,392    61,200  (b)        612,592      551,392    61,200  (b)      612,592

SHAREHOLDERS' EQUITY
Retained earnings ....   (1,191,721)   61,200  (b)     (1,130,521)    (556,241)   61,200  (b)     (495,041)


TECKN-O-LASER GLOBAL INC.
NOTES TO CONSOLIDATED INTERIM FINANCIAL STATEMENTS
(in Canadian dollars)
________________________________________________________________________________


16 - GENERALLY ACCEPTED ACCOUNTING PRINCIPLES IN CANADA AND THE UNITED STATES
     (CONTINUED)

(a) Under Canadian GAAP, research and development tax credits are deducted from research and development expenses. Under US GAAP, those tax credits are included in the provision for income taxes. Accordingly, for the eight-month period ended December 31, 2004, an amount of $120,000 of tax credits ($170,362 for the year ended May 1, 2004) recorded as a reduction of research and development expenses under Canadian GAAP would have been reclassified as a reduction of income tax expenses for US GAAP purposes.

(b)  Goodwill:

     On May 4, 2003, the Company adopted the new CICA recommendations relating to accounting for goodwill and other intangible assets. Under the new recommendations, goodwill is no longer amortized. These recommendations were applied prospectively and essentially harmonize Canadian GAAP with US GAAP. Under US GAAP, these same recommendations were effective on May 28, 2002.

     Consequently, for the year ended May 3, 2003, the amortization of goodwill was $61,200 under Canadian GAAP and nil under US GAAP.

B)   ACCOUNTING PRONOUNCEMENTS NOT YET IMPLEMENTED

US GAAP

1)   INVENTORY COSTS

     In November 2004, the Financial Accounting Standards Board ("FASB") issued SFAS No. 151, Inventory Costs, an amendment of ARB No. 43, Chapter 4. SFAS No. 151 clarifies the accounting for abnormal amounts of idle facility expense, freight, handling costs and wasted material. SFAS No. 151 is effective for inventory costs incurred during fiscal years beginning after June 15, 2005. The Company does not believe the adoption of SFAS No. 151 will have a material effect on its consolidated financial position, results of operations or cash flows.

2)   EXCHANGE OF NON-MONETARY ASSETS

     In December 2004, the FASB issued SFAS No. 153, Exchanges of Non-monetary Assets - An Amendment of APB Opinion No. 29. SFAS No. 153 eliminates the exception from fair value measurement for non-monetary exchanges of similar productive assets in paragraph 21 (b) of APB Opinion 29, Accounting for Non-monetary Transactions, and replaces it with an exception for exchanges that do not have commercial substance. SFAS No. 153 is effective for the fiscal periods beginning after June 15, 2005. The Company is currently evaluating the effect that the adoption of SFAS No. 153 will have on its consolidated results of operations and financial condition.

TECKN-O-LASER GLOBAL INC.
NOTES TO CONSOLIDATED INTERIM FINANCIAL STATEMENTS
(in Canadian dollars)
________________________________________________________________________________


16 - GENERALLY ACCEPTED ACCOUNTING PRINCIPLES IN CANADA AND THE UNITED STATES
     (CONTINUED)

CANADIAN GAAP

1)   VARIABLE INTEREST ENTITIES

In 2004, the Canadian Accounting Standards Board (AcSB) amended Accounting Guideline No. 15, Consolidation of Variable Interest Entities , in order to harmonize the guideline with the corresponding U.S. guidance. This guideline requires a business to consolidate a variable interest entity if that enterprise is subject to a majority of the risk of loss from the variable interest entity's activities or entitled to receive a majority of the entity's residual returns or both. This guideline applies to annual and interim periods beginning on or after November 1, 2004. The Company does not expect this pronouncement to have a material impact on its results of operations or financial condition.

2)   FINANCIAL INSTRUMENTS

In January 2005, the AcSB has issued new accounting standards for financial instruments. The AcSB presently has standards in place for disclosures about a company's use of financial instruments and for presentation of financial instruments when included in the balance sheet. However, new standards address when a company should recognize a financial instrument on its balance sheet and how it should measure the financial instrument once recognized. To this effect, three new Handbook sections were adopted:

Section 3855, Financial Instruments - Recognition and Measurement

This section prescribes when a financial instrument is to be recognized on the balance sheet and at what amount. Sometimes the fair value is used and other times the cost-based measure will be used. It also specifies how financial instrument gains and losses are to be presented.

Section 3865, Hedges

This section provides alternative treatments to Section 3855, Financial Instruments - Recognition and Measurement, for entities which choose to designate qualifying transactions as hedges for accounting purposes. It builds on existing Accounting Guideline AcG-13, Hedging Relationships, and Section 1650, Foreign Currency Translation, by specifying how hedge accounting is applied and what disclosures are necessary when it is applied. Application of this section is optional.

Section 1530, Comprehensive Income

This section introduces a new requirement to temporarily present certain gains and losses outside net earnings.

The mandatory effective date is for annual and interim periods in fiscal years beginning on or after October 1, 2006. However, early adoption is permitted. The Company is currently evaluating the impact of those new recommendations.

TECKN-O-LASER GLOBAL INC.
NOTES TO CONSOLIDATED INTERIM FINANCIAL STATEMENTS
(in Canadian dollars)
________________________________________________________________________________


16 - GENERALLY ACCEPTED ACCOUNTING PRINCIPLES IN CANADA AND THE UNITED STATES
     (CONTINUED)

3)   FINANCIAL INSTRUMENTS - DISCLOSURE AND PRESENTATION

     The AcSB approved a revision to Section 3860, Financial Instruments - Disclosure and Presentation, to require certain obligations that must or could be settled with an entity's own equity instruments to be represented as liabilities. The revision is effective for fiscal years beginning on or after November 1, 2004. The Company does not expect any impact on the consolidated financial statements upon adoption of this revised standard.

Item 9.01(b) Pro Forma Consolidated Financial Statements (unaudited)

              Index to Pro Forma Consolidated Financial Statements

                                  Adsero Corp.

Consolidated Balance Sheet at December 31, 2004 (unaudited)...................30

Consolidated Statement of Operations for the year ended
December 31, 2004 (unaudited).................................................31

Notes to Financial Statements (unaudited).....................................32

                                ADSERO CORP. AND SUBSIDIARIES
                             PROFORMA CONSOLIDATED BALANCE SHEET
                                      December 31, 2004
                                         (unaudited)
                                            ($US)

                                           ASSETS
                                           ------
CURRENT ASSETS
    Cash ....................................................................  $    809,804
    Accounts receivable,net .................................................     3,821,232
    Inventories .............................................................     3,328,915
    Income taxes receivable .................................................       785,497
    Prepaid expenses ........................................................       151,816
    Deferred income taxes ...................................................       339,482
                                                                               ------------

         TOTAL CURRENT ASSETS ...............................................     9,236,746

    Property, plant and equipment,net .......................................     4,627,685
    Trademarks ..............................................................       500,000
    Goodwill ................................................................     7,058,577
    Other assets ............................................................        89,212
                                                                               ------------

         Total Assets .......................................................  $ 21,512,220
                                                                               ============

                            LIABILITIES AND STOCKHOLDERS' EQUITY
                            ------------------------------------
CURRENT LIABILITIES

    Line of credit obligation ...............................................  $  2,668,274
    Accounts payable ........................................................     5,925,995
    Accrued expenses ........................................................         5,330
    Liabilities of discontinued operation ...................................     2,125,341
    Notes payable - Related Parties (including accrued interest of $66,495) .       524,067
    Redeemable preferred stock of subsidiary ................................     1,570,732
    Current portion of long-term debt .......................................       930,363
                                                                               ------------
         TOTAL CURRENT LIABILITIES ..........................................    13,750,102

    Long-term debt, less current portion ....................................     2,583,537
    Convertible promissory note .............................................     1,510,176
    Convertible note ........................................................     1,000,000
    Deferred income taxes ...................................................       266,733
                                                                               ------------
         Total Liabilities ..................................................    19,110,548
                                                                               ------------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
    Common stock, $.001 par value, 100,000,000 shares authorized,
       17,241,975 shares issued and outstanding .............................        17,243
    Series I exchangeable shares of subsidiary, 6,500,000 shares outstanding,             -
       exchangeable one for one into common shares of the company ...........     3,250,000
    Preferred Stock, $.0001 par value, 20,000,000 shares authorized, ........             -
       6,500,000 issued and outstanding .....................................           650
    Additional paid-In-capital ..............................................    11,234,744
    Deferred compensation ...................................................      (111,993)
    Accumulated deficit .....................................................   (11,988,972)
                                                                               ------------
         TOTAL STOCKHOLDERS' EQUITY .........................................     2,401,672
                                                                               ------------

         Total Liabilities and Stockholders' Equity .........................  $ 21,512,220
                                                                               ============

                                             30

                          ADSERO CORP. AND SUBSIDIARIES
                  PROFORMA CONSOLIDATED STATEMENT OF OPERATIONS
                                      ($US)

                                                                  Year Ended
                                                               December 31, 2004
                                                               -----------------

REVENUES .................................................       $ 28,852,207

COST OF GOODS SOLD .......................................         21,856,515
                                                                 ------------
        GROSS PROFIT .....................................          6,995,692
                                                                 ------------

OPERATING EXPENSES
        Selling, general and administrative ..............          7,218,804
        Conversion of debt expense .......................            627,340
        Stock issued for services ........................            250,000
        Depreciation and amortization ....................            734,788
                                                                 ------------
        TOTAL OPERATING EXPENSES .........................          8,830,932
                                                                 ------------

LOSS FROM OPERATIONS .....................................         (1,835,241)

        INTEREST EXPENSE .................................            822,135
                                                                 ------------

LOSS FROM OPERATIONS .....................................         (2,657,376)

INCOME TAXES .............................................           (242,220)
                                                                 ------------

NET LOSS .................................................       $ (2,415,156)
                                                                 ============

PER SHARE INFORMATION

NET LOSS PER SHARE,
        BASIC AND DILUTED ................................       $      (0.14)
                                                                 ============

WEIGHTED AVERAGE NUMBER OF
        COMMON SHARES OUTSTANDING ........................         17,242,975
                                                                 ============

                                  Adsero Corp.
               Notes to Proforma Consolidated Financial Statements
                                December 31, 2004


1.   BASIS OF REPORTING

The accompanying unaudited pro-forma consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for annual and interim financial information and with the instructions to Form 8-K. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. All amounts are expressed in U.S. dollars. In the opinion of management, such statements include all adjustments which are considered necessary for a fair presentation of the financial position of Adsero Corp. (hereinafter the "Company") at December 31, 2004 and the results of its operations for the year then ended. It is suggested that these financial statements be read in conjunction with the financial statements and related disclosures for the three-month period ended March 31, 2005 included in the Company's Form 10-QSB and for the year ended December 31, 2004 included in the Company's Form 10-KSB.

2.   BASIS OF PRESENTATION

The unaudited pro-forma consolidated financial statements include the accounts of Adsero Corp. and all its wholly-owned subsidiaries. There are no significant inter-company transactions and/or account balances.


                                       32